Exhibit 16

LIMITED POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each of the undersigned trustees of William Blair ETF Trust, hereby constitute and appoint each of Lisa D. Rusch, John M. Raczek, Andrew T. Pfau, and Daniel Carey, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to make, execute and sign the Registration Statement of William Blair ETF Trust on Form N-14 under the Securities Act of 1933, as amended, relating to the reorganization of William Blair Emerging Markets Debt Fund, a series of William Blair Funds, a Delaware statutory trust, with and into William Blair Emerging Income ETF, a newly-established series of William Blair ETF Trust, and to file with the Securities and Exchange Commission and any other regulatory authority having jurisdiction over the offer and sale of shares of William Blair ETF Trust, such Registration Statement and any and all amendments or supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents required in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises as fully to all intents and purposes as William Blair ETF Trust and the undersigned might or could do, and each of the undersigned hereby ratifies and confirms his or her signature as it may be signed by any of these attorneys-in-fact and agents, or their substitute or substitutes, to any such Registration Statement or amendment thereof, may lawfully do or cause to be done by virtue hereof.

DATED: June 4, 2026

/s/ Vann A. Avedisian	/s/ Kathleen T. Barr
Vann A. Avedisian	Kathleen T. Barr

/s/ Michelle E. Borré Massick	/s/ Cissie Citardi
Michelle E. Borré Massick	Cissie Citardi

/s/ Daniel N. Leib	/s/ Dorri C. McWhorter
Daniel N. Leib	Dorri C. McWhorter

/s/ Steven R. Zenz
Steven R. Zenz